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                                                                 EXHIBIT (11)(e)

                       CONSENT OF INDEPENDENT AUDITORS

    We consent to the use in this Post-Effective Amendment No. 68 to the Registration Statement of Eaton Vance Growth Trust (1933 Act File No. 2-22019) on behalf of Eaton Vance Worldwide Developing Resources Fund of our report dated October 4, 1996, relating to Eaton Vance Worldwide Developing Resources Fund (formerly EV Marathon Gold & Natural Resources Fund), which report is included in the Annual Report to Shareholders for the year ended August 31, 1996 which is incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.

    We also consent to the reference to our Firm under the heading "The Fund's Financial Highlights" in the Prospectus and under the caption "Independent Certified Public Accountants" in the Statement of Additional Information of the Registration Statement.

                                    /s/ DELOITTE & TOUCHE LLP
                                        --------------------------------------
                                        DELOITTE & TOUCHE LLP
August 22, 1997
Boston, Massachusetts